UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 25, 2014 (July 24, 2014)

MOMENTIVE SPECIALTY CHEMICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

As previously disclosed on a Current Report on Form 8-K that Momentive Specialty Chemicals Inc. (the “Company”) filed on March 26, 2014, the Compensation Committee of the Board of Directors of the Company (the “MSC Compensation Committee”) and the Compensation Committee of the Board of Managers of Momentive Performance Materials Holdings LLC, our indirect parent company (“Parent”), approved the 2014 annual incentive compensation plan for the Company (the “Plan”). Our named executive officers and other specified members of management are eligible to participate in the Plan.

On July 24, 2014, the MSC Compensation Committee agreed that, following the audit of the 2014 financial results and the determination of the achievement of the performance targets under the Plan, any participant, including each of the Company’s named executive officers, who does not receive a payment of at least 30% of such participant’s target payout, will receive a discretionary bonus payment in an amount that raises such participant’s payout to 30% of their target payout (the “Guaranteed Amount”). Payment of the Guaranteed Amount is conditioned upon the participant meeting the employment requirements described in the Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOMENTIVE SPECIALTY CHEMICALS INC.

Date:	July 25, 2014	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer